                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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    / /  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12

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

                                                                     May 6, 1996


DEAR STOCKHOLDERS:


     The 1996 Annual Meeting of Stockholders of Schuller Corporation (formerly known as Manville Corporation) will be held in Denver, Colorado, on Friday, June 7, 1996.


     The only business scheduled for the Annual Meeting is the election of Directors, the approval of the Schuller Corporation 1996 Executive Incentive Compensation Plan, and the ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants of Schuller Corporation. The Board of Directors recommends a vote FOR the election of the Board's nominees for Directors, FOR approval of the Schuller Corporation 1996 Executive Incentive Compensation Plan, and FOR ratification of the appointment of Coopers & Lybrand L.L.P. No business presentations will be made at the Annual Meeting.




WE URGE YOU TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.


     If you plan to attend the meeting in Denver, please check the appropriate box on your proxy card.


                              Sincerely,



                              W. T. STEPHENS
                              Chairman of the Board, Chief Executive Officer
                                   and President

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To Holders of Schuller Corporation Common Stock:

     The Annual Meeting of Stockholders of Schuller Corporation will be held on Friday, June 7, 1996 at 8:00 a.m., at the Westin Hotel, 1672 Lawrence Street, Denver, Colorado, to:

               (i) elect Directors of Schuller Corporation to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

               (ii) approve the proposed Schuller Corporation 1996 Executive Incentive Compensation Plan;

               (iii) ratify the appointment of the firm of Coopers & Lybrand L.L.P. as independent accountants of Schuller Corporation for the year 1996; and

               (iv) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only holders of record of the Common Stock at the close of business on April 9, 1996, the record date, will be entitled to vote at the Annual Meeting.

     This Notice, Proxy Statement and the enclosed proxy card are sent to you by order of the Board of Directors.


May 6, 1996



                                        Richard B. Von Wald
                                        Executive Vice President,
                                        General Counsel and Secretary
                                        Schuller Corporation
                                        P. O. Box 5108
                                        Denver, CO  80217-5108




IT IS IMPORTANT THAT STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NEEDED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
Election of Directors (Proxy Item No. 1) . . . . . . . . . . . . . . .        2
   Executive Officers of the Company . . . . . . . . . . . . . . . . .        9
   Board Attendance. . . . . . . . . . . . . . . . . . . . . . . . . .        9
   Committees of the Board of Directors. . . . . . . . . . . . . . . .        9
   Certain Relationships and Related Transactions. . . . . . . . . . .       11
   Compensation of Directors . . . . . . . . . . . . . . . . . . . . .       11
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . .       13
   Report of the Compensation Committee. . . . . . . . . . . . . . . .       13
   Compensation Summary. . . . . . . . . . . . . . . . . . . . . . . .       17
   Option/SAR Grants in Last Fiscal Year . . . . . . . . . . . . . . .       18
   Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End
     Option/SAR Values . . . . . . . . . . . . . . . . . . . . . . . .       19
   Long-Term Incentive Plans - Awards in Last Fiscal Year. . . . . . .       20
   Pension Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . .       21
   Employment Agreements and Other Arrangements. . . . . . . . . . . .       22
   Compensation Committee Interlocks and Insider Participation . . . .       24
   Performance Graph . . . . . . . . . . . . . . . . . . . . . . . . .       25
Security Ownership of Certain Beneficial Owners and Management . . . .       26
   Security Ownership of Certain Beneficial Owners . . . . . . . . . .       26
   Security Ownership of Management. . . . . . . . . . . . . . . . . .       27
Approval of 1996 Executive Incentive Compensation Plan
   (Proxy Item No. 2). . . . . . . . . . . . . . . . . . . . . . . . .       28
Ratification of Appointment of Independent Accountants
   (Proxy Item No. 3). . . . . . . . . . . . . . . . . . . . . . . . .       34
Other Business . . . . . . . . . . . . . . . . . . . . . . . . . . . .       34
Voting Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . .       35
Stockholder Proposals for 1997 Annual Meeting. . . . . . . . . . . . .       35
Exhibit:
   1996 Executive Incentive Compensation Plan


The "Company" when used in this Proxy Statement refers to Schuller Corporation (formerly known as Manville Corporation), incorporated in the State of Delaware in 1981, as well as, where applicable, its consolidated subsidiaries, including Schuller International Group, Inc. ("Schuller").

                              SCHULLER CORPORATION
                                 P. O. BOX 5108
                             717 17TH STREET (80202)
                             DENVER, CO  80217-5108

                           --------------------------
                                 PROXY STATEMENT
                           --------------------------

                                  INTRODUCTION

   The enclosed proxy is solicited by the Board of Directors of Schuller Corporation (formerly known as Manville Corporation) (the "Company") for use at the Company's Annual Meeting of Stockholders, and is revocable at any time by the person giving it prior to its use at the Annual Meeting. If signed and returned, it will authorize the persons named as proxy to vote on the matters referred to therein. The authority conferred by all properly executed proxies will be exercised by such persons as specified therein.

   Only holders of the Company's common stock, $.01 par value ("Common Stock"), of record at the close of business on April 9, 1996, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, 161,213,679 shares of Common Stock were outstanding, which constituted the only outstanding class of voting securities of the Company. Each share of Common Stock is entitled to one vote. Shares may not be voted on a cumulative basis.

   Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use at the Annual Meeting. A stockholder may revoke a proxy by (i) delivering an instrument of revocation before the Annual Meeting to the Secretary of the Company at the Company's principal offices; (ii) duly executing a proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the Annual Meeting. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by such stockholder.

   The cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's Directors, officers and other employees by personal interview, telephone and telegram. Such persons will receive no additional compensation for such services. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons and will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

   This Proxy Statement and the enclosed proxy card are first being sent to holders of Common Stock on or about May 6, 1996.

                              ELECTION OF DIRECTORS
                               (PROXY ITEM NO. 1)

   Unless marked specifically to the contrary, proxies will be voted FOR the election as Directors of the persons named below. Directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote in the election. Each Director of the Company shall hold office until the next Annual Meeting and until his or her successor is elected and duly qualified. If any nominee should be unable to serve as Director, an event not now anticipated, proxies may be voted in favor of substitute nominees designated by the Board of Directors. All nominees have indicated their willingness to serve.

   Effective November 28, 1988, the Company consummated its Second Amended and Restated Plan of Reorganization (the "Plan") under Chapter 11 of the United States Bankruptcy Code. A copy of such Plan is available upon request from the Company. In connection with the Plan, Manville Personal Injury Settlement Trust (the "Trust"), formed to implement certain portions of the Plan, in particular, those relating to the settlement of asbestos health claims against the Company and certain of its affiliates, is entitled to approve two of the Company's nominees for Director. Robert A. Falise, Chairman and Managing Trustee of the Trust, and Louis Klein, Jr. and Christian E. Markey, Jr., Trustees of the Trust, who are presently members of the Company's Board, and Frank J. Macchiarola, Trustee of the Trust, are all nominees for election to the Board at the Annual Meeting.

   Two of the nominees for Director, Mr. Benatar and Mr. Mayer, previously served on the Board of Directors of Riverwood International Corporation, which prior to March 1996 was an 81.3 percent owned subsidiary of the Company.

   Your Board of Directors, by a vote of seven to six, approved the following nominees for Director and recommends a vote FOR such nominees. Of the twelve non-management Directors, six (including the three Trustee Directors) voted for and six voted against the slate of nominees. All but one of the current Directors who are listed below as nominees voted for approval of such slate of nominees.


Leo Benatar                   Mr. Benatar is a Director of Sonoco Products
DIRECTOR,                     Company and recently retired as Chairman of
SONOCO PRODUCTS COMPANY       Engraph, Inc., a wholly owned subsidiary of
Director Nominee              Sonoco Products Company that designs and custom
Age:  66                      manufactures packaging, product identification
                              and promotional materials for a broad variety of consumer and industrial markets. He has been a Director of Engraph, Inc. since October 1975, and was a Senior Vice President of Sonoco Products
                              Company. Before joining Engraph, Inc. in February
                              1981, Mr. Benatar was President of Mead
                              Packaging, a division of Mead Corporation, for nine years. Mr. Benatar also serves on the Boards of Directors of Aaron Rents, Inc., Interstate
                              Bakeries Corporation, Mohawk Industries, Inc.,
                              Paxar Corporation, and Sonoco Products Company, and is past Chairman of the Federal Reserve Bank of Atlanta. In 1980, he received the First Annual
                              Achievement Award for significant progress in race relations from the Atlanta Community Relations
                              Council.  In the same year, the Greek Orthodox
                              Church recognized him with the St. Paul Medal, which is awarded every 25 years, for efforts in the area of free enterprise and international business development. Mr. Benatar received his bachelor's degree in Industrial Engineering from Georgia Institute of Technology in 1951 and served in the U.S. Navy from 1951 to 1953. He also graduated from Harvard Business School's Program for Management Development.

Robert A. Falise              Mr. Falise was elected a Trustee of the Manville
CHAIRMAN AND MANAGING         Personal Injury Settlement Trust in December 1991,
TRUSTEE,                      and became its Chairman and Managing Trustee in
MANVILLE PERSONAL INJURY      January 1992. From 1989 through December 1991,
SETTLEMENT TRUST              Mr. Falise was engaged in the private practice
Director since 1992           of law specializing in corporate restructuring
Age:  63                      and the enhancement of shareholder value.  From
                              1987 to 1989, he served as Executive Vice
                              President and Group Executive of Irving Bank
                              Corporation and Irving Trust Company of New York.
                              From 1980 to 1987, he was Vice President and
                              General Attorney of RCA Corporation. From 1966 to
                              1980, he was Vice President, General Counsel and
                              Secretary of Dictaphone Corporation. Prior to that, Mr. Falise was in the private practice of corporate law in New York City. In 1960-61, he served as Assistant Director of the U.S.
                              Commission on Civil Rights in Washington, D.C., and, earlier, as an Army Judge Advocate Officer specializing in international law in the Pentagon.
                              A graduate of Columbia College, Mr. Falise received his J.D. degree from Columbia University
                              School of Law. Mr. Falise is also a Director of the Caramoor Museum and Center for the Performing
                              Arts, Westchester County, New York. Mr. Falise is
                              Chairman of the Committee on Board Organization and Operation and is a member of the Audit, Compensation and Executive Committees.


Todd Goodwin                  Mr. Goodwin is a General Partner of the
GENERAL PARTNER,              New York investment banking firm Gibbons,
GIBBONS, GOODWIN,             Goodwin, van Amerongen ("GGvA"). Prior to
VAN AMERONGEN                 joining GGvA in 1984, he was a managing director
Director since 1991           of Merrill Lynch and a partner of White Weld.
Age:  64                      Mr. Goodwin is a Director of Rival Company, Schult
                              Homes and Wells Aluminum. He received his A.B.
                              degree from Harvard College in 1954. Mr. Goodwin is Chairman of the Compensation Committee and is a member of the Committee on Board Organization and Operation and Executive Committee.

Michael N. Hammes             Mr. Hammes is Chairman of the Board and
CHAIRMAN AND                  Chief Executive Officer of The Coleman
CHIEF EXECUTIVE OFFICER,      Company, Inc., a global marketer and
THE COLEMAN COMPANY, INC.     manufacturer of products used in the
Director since 1993           outdoor recreation and hardware industries.
Age:  54                      Mr. Hammes was Vice Chairman of The Black & Decker
                              Corporation, and prior to that was Vice
                              President-International Operations for Chrysler
                              Corporation, as well as serving in a number of positions at Ford Motor Corporation, with which he was affiliated for 20 years. He was a financial analyst with Equitable Investments Company before joining Ford Motor Corporation. He holds a bachelor's degree from Georgetown University
                              School of Foreign Service in International
                              Economics/Foreign Trade and an M.B.A. degree in Finance from New York University. Mr. Hammes is a
                              Director of International Technology Corporation, is a member of the Development Board of the College of Business of Eastern Michigan
                              University, and is a member of the Board of Trustees of Center Stage Associates, a professional regional theater based in Baltimore.
                              Mr. Hammes is a member of the Audit and
                              Compensation Committees.

John Nils Hanson              Mr. Hanson has been Executive Vice President
EXECUTIVE VICE PRESIDENT AND  and Chief Operating Officer of Harnischfeger
CHIEF OPERATING OFFICER,      Industries, Inc. ("Harnischfeger") since
HARNISCHFEGER                 July 1995. He was President and Chief
INDUSTRIES, INC.              Executive Officer of the Joy Mining Machinery
Director since 1993           unit of Harnischfeger following the 1994
Age:  54                      merger of Joy Technologies, Inc. ("Joy") and
                              Harnischfeger.  Prior to the merger, he was Chief
                              Operating Officer, President and a Director of
                              Joy. Harnischfeger is a manufacturer of underground and surface mining machinery, paper machinery and material handling equipment. From
                              1990 until he was elected President and a member of the Board of Joy, he ran its Mining Machinery
                              Group. Prior to 1990, he served as Vice President for Caterpillar, Inc., and President of Solar
                              Turbines Incorporated.  From 1973 to 1980, Mr.
                              Hanson held various positions with Gould Inc. He began his career with Westinghouse Electric
                              Corporation in 1965 and held various positions with Westinghouse until 1973. From 1970 to 1971, he was a White House Fellow and served as Executive Assistant to the United States Secretary of Labor. He received his bachelor's degree in Chemical Engineering from Massachusetts Institute of Technology in 1964. In 1965, he also earned a master's degree in Nuclear Engineering from M.I.T.
                              His doctorate degree was obtained from Carnegie
                              Mellon University in Nuclear Science in 1969.  Mr.
                              Hanson is a member of the Audit and the Health, Safety and Environment Committees.

Kathryn Rudie Harrigan        Ms. Harrigan is the Henry R. Kravis Professor
HENRY R. KRAVIS PROFESSOR OF  of Business Leadership at the Columbia
BUSINESS LEADERSHIP,          University Graduate School of Business, where
COLUMBIA UNIVERSITY GRADUATE  she has been a professor in the Management
SCHOOL OF BUSINESS            and Organizations Division since 1981.
Director since 1995           Ms. Harrigan is also serving as the Faculty
Age:  45                      Chair: Chazen International Institute and the Core
                              Course Coordinator for Strategic Management of the
                              Enterprise. Ms. Harrigan regularly performs consulting projects on strategic alliances and other strategic management issues, and has authored several books and numerous publications on these subjects. Ms. Harrigan received her B.A.
                              degree from Macalester College, her M.B.A. degree from University of Texas at Austin and her D.B.A.
                              degree from Harvard Business School. Ms. Harrigan is also a Director of Cambrex Corporation and Technical Chemicals and Products, Inc. and is a member of the Advisory Board of Ronin Development and the Editorial Boards of several business and technical journals. She served as External
                              Member, Strategic Planning Committee of the
                              Panasonic Industrial Controls Division, Matsushita
                              Corporation from 1989 to 1992 and is a member of the Board of Governors, Academy of Management from 1986 to 1988. She was inducted into the Fellows of the Academy of Management in 1989. Ms.
                              Harrigan is a member of the Audit and Health, Safety and Environment Committees.

Louis Klein, Jr.              Mr. Klein, a financial consultant in New York
TRUSTEE,                      City, was elected a Trustee of the Manville
MANVILLE PERSONAL INJURY      Personal Injury Settlement Trust in
SETTLEMENT TRUST              December 1991.  Previous positions included
Director since 1992           Chairman and Chief Executive Officer of
Age:  60                      Stendig Inc., an importer and national marketer of
                              prestige contract and residential furniture and textiles from 1989 to 1990; Chairman and Chief
                              Executive Officer of Victoreen Inc., a
                              manufacturer and international marketer of radiation detection and measurement equipment;
                              Managing Director-Corporate Finance of Neuberger &
                              Berman; and Managing Director of Ardshiel
                              Associates Inc. Mr. Klein also has been a court-appointed trustee in the divestiture of several businesses pursuant to consent decrees or final orders involving the U.S. Department of Justice and the Federal Trade Commission. Mr.
                              Klein received his A.B. degree from Harvard
                              College and J.D. degree from Columbia Law School.
                              Mr. Klein serves on the Board of Directors of CliniCorp., Inc. and The CRM Funds. Mr. Klein is a member of the Audit and Compensation Committees.

Frank J. Macchiarola             Mr. Macchiarola is currently Dean and Professor
DEAN AND PROFESSOR,              of the Benjamin N. Cardozo School of Law,
BENJAMIN N. CARDOZO SCHOOL OF    Yeshiva University.  He will assume the
LAW, YESHIVA UNIVERSITY,         Presidency of St. Francis College in New York
AND TRUSTEE,                     in July 1996. He has also been a Trustee of the
MANVILLE PERSONAL INJURY         Manville Personal Injury Settlement Trust since
SETTLEMENT TRUST                 1992. For 32 years, Mr. Macchiarola has taught
Director Nominee                 in the law, business, political science
Age:  55                         and public administration areas at the
                                 undergraduate and graduate levels. In addition to teaching duties, he has served from 1973 to 1974 as Assistant Vice President for Academic
                                 Affairs at Columbia University and from 1975 to 1978 as Vice President for Institutional
                                 Advancement at the Graduate School of City
                                 University of New York. From 1983 to 1988 he was President and Chief Executive Officer of
                                 The New York City Partnership, Inc., a company devoted to improving the economic and social conditions in New York City. From 1978 to
                                 1983, Mr. Macchiarola served as Chancellor of the New York Public School System, supervising the educational program of almost 1,000,000 students from kindergarten through high school, the largest in the nation.

Christian E. Markey, Jr.         A graduate of U.C.L.A. School of Law and a
TRUSTEE,                         veteran of the United States Marine Corps,
MANVILLE PERSONAL INJURY         Judge Markey served as Vice President and
SETTLEMENT TRUST                 General Counsel of the University of Southern
Director since 1992              California from 1988 until his retirement
Age:  66                         in 1993.  A Trustee of the Manville Personal
                                 Injury Settlement Trust since its inception, Judge Markey served as a Superior Court judge from 1974 to 1988, following his appointment by Ronald Reagan, then-governor of California.
                                 Prior to 1974, he was engaged in the private practice of law in California. For the past 20 years, Judge Markey has lectured and taught at the Whittier College School of Law, the
                                 University of Southern California Law Center and at various national and international institutes. He is a former member of the Board of Regents of the University of California. In addition, Judge Markey has been appointed to the Commission on Judicial Performance by the California Supreme Court. Judge Markey was founding Chairman of the Board of the Southern
                                 California Center for Law in the Public
                                 Interest.  He received the Chief Justice Roger
                                 Traynor Award from the Los Angeles Trial
                                 Lawyers for his extraordinary devotion to justice. Judge Markey is a member of the Committee on Board Organization and Operation, the Compensation and the Health, Safety and Environment Committees.

William E. Mayer                 Since October 1992, Mr. Mayer has been Dean of
DEAN                             the College of Business and Management of the
COLLEGE OF BUSINESS AND          University of Maryland at College Park.
MANAGEMENT, UNIVERSITY OF        He was Dean of the William E. Simon Graduate
MARYLAND                         School of Business Administration at the
Director Nominee                 University of Rochester (New York) from
Age:  55                         September 1991 to July 1992.  From January 1990
                                 to January 1991, he was Chairman and Chief
                                 Executive Officer of CS First Boston Merchant
                                 Bank, and from December 1988 to January 1990,
                                 Mr. Mayer was President and Chief Executive
                                 Officer of the First Boston Corporation.  From
                                 1977 to 1988 he was a Managing Director of the First Boston Corporation. Mr. Mayer received his bachelor's and master's of Business
                                 Administration degrees from the University of Maryland, College Park. He serves as a
                                 Director on the Boards of American Trading and Production Corporation, Chart House
                                 Enterprises, Inc. and Hambrecht & Quist, Inc., and as Trustee for the Aspen Institute, the Cancer Research Institute and Colonial Group of
                                 Mutual Funds. Mr. Mayer also serves on the Board of TechnoServe, an organization providing business help to developing nations. Mr. Mayer serves on the Boards of Administrators of Tulane University and the University of Maryland Foundation.

W. Thomas Stephens               Mr. Stephens was appointed Chief Executive
CHAIRMAN OF THE BOARD,           Officer and President of Schuller Corporation
CHIEF EXECUTIVE OFFICER          in 1986 and appointed Chairman of the Board of
AND PRESIDENT,                   Directors of the Company on June 1, 1990.
SCHULLER CORPORATION             Prior to that time, he held the position of
Director since 1986              Executive Vice President and Chief Financial
Age:  53                         Officer of the Company from 1984 to 1986.  Mr.
                                 Stephens earned his B.S. and M.S. degrees in Industrial Engineering from the University of Arkansas in 1965 and 1966, respectively. Mr.
                                 Stephens joined Olinkraft, Inc., the
                                 predecessor to Riverwood International
                                 Corporation's primary operating subsidiary in
                                 1963.  Mr. Stephens also is a Director of Ball
                                 Corp., Mail-Well, Inc., Public Service Company of Colorado Inc. and Stillwater Mining Company.
                                 Mr. Stephens is Chairman of the Executive
                                 Committee and is a member of the Committee on Board Organization and Operation.

EXECUTIVE OFFICERS OF THE COMPANY

     The names, ages and offices of the Chief Executive Officer and other executive officers of the Company are listed below. Of such named executive officers, only Messrs. Stephens and Von Wald were executive officers of the Company at the end of 1995. Each of the named executive officers holds office until the Board of Directors meeting following the Annual Meeting of Stockholders unless previously removed by the Board of Directors. Mr. Stephens will resign as Chairman of the Board effective June 7, 1996. It is intended that he will also resign as Chief Executive Officer and President when a suitable successor is found, but not later than April 12, 1997.

         Officer                 Age                  Office
         -------                 ---                  -------

     Kenneth L. Jensen           45          Senior Vice President, Finance of
                                             Schuller since 1994; Vice
                                             President, Finance and
                                             Administration of Schuller from
                                             1990 to 1994.

     Harvey L. Perry, Jr.        42          Vice President and General Manager,
                                             Performance Materials of Schuller
                                             since 1995; Vice President and
                                             General Manager, Filtration and
                                             Manufacturing of Schuller from 1994
                                             to 1995; Vice President,
                                             Manufacturing of Schuller from 1992
                                             to 1994.

     W. Thomas Stephens          53          Chairman of the Board, Chief
                                             Executive Officer and President
                                             since 1986.

     Richard B. Von Wald         53          Executive Vice President, General
                                             Counsel and Secretary since March
                                             1996; Senior Vice President,
                                             General Counsel and Secretary from
                                             1991 to March 1996.

     Dixon R. Walker             45          Senior Vice President, Roofing,
                                             Building Insulation and Information
                                             Technology of Schuller since 1993;
                                             Vice President and General Manager,
                                             Roofing Systems of Schuller from
                                             1991 to 1993.

BOARD ATTENDANCE

     During 1995, the Board of Directors of the Company had twenty regular meetings and three special meetings. In 1995, each Director attended a minimum of 75 percent of the meetings of the Board of Directors and of the Committees of which the Director was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has five standing Committees: Audit, Board Organization and Operation, Compensation, Executive and Health, Safety and Environment. Messrs. John C. Burton, Robert E. Fowler, Jr., Stanley J. Levy, Will M. Storey and Raymond S. Troubh, each of whom currently serves on one or more Committees, are not nominees for reelection.

AUDIT COMMITTEE

     The Audit Committee is currently comprised of Messrs. Burton, Falise, Hammes, Hanson, Klein, Storey (Chairman) and Troubh and Ms. Harrigan. The Audit Committee met five times during 1995 and meets regularly with the Company's internal auditor, independent public accountants and operating and financial management. The principal functions of the Audit Committee are to review and report to the Board with respect to: (i) the annual financial statements and filings with the Securities and Exchange Commission; (ii) accounting issues significant to the Company; (iii) internal auditing, accounting and financial controls; (iv) the appointment of independent public accountants, the annual audit by the independent public accountants, including the scope of the audit, and the compensation of the independent public accountants for both audit and non-audit services; (v) the Company's policies governing compliance with laws and regulations, ethics and conflicts of interest and any significant instances of employee misconduct; and (vi) travel and entertainment expenses of all officers of the Company.

COMMITTEE ON BOARD ORGANIZATION AND OPERATION

     The Committee on Board Organization and Operation is currently comprised of Messrs. Falise (Chairman), Fowler, Goodwin, Levy, Markey and Stephens. The Committee on Board Organization and Operation met three times during 1995. The Committee on Board Organization and Operation considers and makes recommendations to the Board with respect to the composition of the Board and matters relating to the organization, operation, function, compensation and procedures of the Board and its Committees.

     Persons recommended by stockholders of the Company as suitable nominees for the position of Director are referred to the Committee on Board Organization and Operation for its consideration. Stockholders wishing to recommend to the Board persons for nomination to the position of Director should send their recommendations to the Secretary of the Company.

COMPENSATION COMMITTEE

     The Compensation Committee is currently comprised of Messrs. Falise, Goodwin (Chairman), Hammes, Klein, Markey, Storey and Troubh. The Compensation Committee met seven times during 1995. The principal functions of the Compensation Committee are to: (i) approve and report to the Board with respect to executive compensation, subject to the approval of the full Board in the case of compensation of the Chief Executive Officer; (ii) review employee benefit programs and approve or recommend changes therein to the Board; and (iii) review with the Chief Executive Officer matters with respect to management development and succession.

EXECUTIVE COMMITTEE

     The Executive Committee is currently comprised of Messrs. Falise, Fowler, Goodwin, Stephens (Chairman), Storey and Troubh. The Executive Committee did not meet in 1995. The Executive Committee is delegated the authority of the full Board during the intervals between Board meetings insofar as may be lawful, except for actions relating to the declaration or payment of dividends. The Executive Committee has the responsibility to report actions taken by it to the full Board at the next meeting of the Board.

HEALTH, SAFETY AND ENVIRONMENT COMMITTEE

     The Health, Safety and Environment Committee is currently comprised of Ms. Harrigan, and Messrs. Burton, Fowler (Chairman), Hanson, Levy and Markey. The Health, Safety and Environment Committee met three times during 1995. The principal functions of the Health, Safety and Environment Committee are to provide oversight and to report and make recommendations to the Board with respect to the Company's activities relating to health, safety and environmental issues and product safety.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Trust owns approximately 79 percent of the Common Stock and by virtue of such stock ownership is able to nominate and elect Directors of the Company as the Trust determines. Three of the Company's current Directors, Messrs. Falise, Klein and Markey, are Trustees of the Trust, and Frank J. Macchiarola, the remaining Trustee of the Trust, is a nominee for Director. Under the Plan, the Trust was funded with assets, including (i) fifty percent of the Common Stock and convertible preferred stock entitling the Trust to increase its Common Stock holdings to approximately eighty percent (which increase took place in December 1992), (ii) bonds, and (iii) the right to receive up to 20 percent of the Company's annual profits (as defined). The Company completed prepayment of substantially all of the bonds in 1994. On April 5, 1996, the Company issued 32,527,110 shares of Common Stock to the Trust in exchange for the elimination of the Trust's right to receive 20 percent of the Company's annual profits
(the "Exchange"). For further discussion of the Plan and the Exchange see Notes 2, 3, and 23 to the Company's Financial Statements contained in the Schuller Corporation 1995 Annual Report previously mailed to securityholders.

COMPENSATION OF DIRECTORS

     W. Thomas Stephens is the only Director who is employed by the Company. He receives no fees for serving as a Director in addition to his regular compensation.

     Except for Messrs. Falise, Klein and Markey, all non-employee Directors receive an annual retainer of $25,000, $1,000 for each Board meeting attended, $1,000 for each Committee of the Board meeting attended, and reimbursement for travel expenses related to attendance of Board and Committee meetings. Each Director (other than Messrs. Falise and Stephens) who serves as a Committee Chairman is paid an additional $2,500 per year. Director's fees earned by the Company's Directors who are Trustees of the Trust are paid directly to the Trust pursuant to the Manville Personal Injury Settlement Trust Agreement, as amended (the "Trust Agreement").

     In 1988, the Company adopted a retirement program for non-employee Directors of the Company which provides for continued payment of the annual retainer in effect at the time of the Director's retirement. If the retiring Director has served as a Director of the Company for five or more years and has attained age 70, continued payment of the retainer is for life. If the retiring Director has served as a Director for five or more years but has not attained age 70, the retainer continues for a period of years equal to the number of years of service or for life, whichever is less. No retirement benefits are paid to any Director retiring with less than five years service.

     In 1995, following their retirement as Directors of the Company, the Company made lump-sum payments to Bette B. Anderson and Ernest H. Drew of $115,521 and $121,726, respectively, representing payment in full for the present value of the amounts to be paid to such retired Directors under the Company's retirement plan for non-employee Directors described above.

     In November 1992, the Company entered into an irrevocable trust arrangement with an independent financial institution to fund the retirement benefits expected to be paid to retiring Directors. The irrevocable trust was funded with $1,500,000, an amount determined by an independent actuary to be sufficient as of October 27, 1992 to fund the anticipated retirement benefits payable to retired or retiring Directors. In August 1993, an aggregate of $275,000 of supplemental funding was contributed to the irrevocable trust based on the calculations of an independent actuary.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of Directors who are not employees of the Company. The Board of Directors has delegated to the Committee the responsibility for establishing and administering the Company's executive compensation plans subject to the Board's final approval of major new compensation systems and the Chief Executive Officer's compensation. The Committee consults with outside compensation consultants, attorneys and other specialists. The Committee's unanimous approval of the Company's executive compensation programs in 1995 was based on each Committee member's judgment and evaluation of the various factors underlying the overall compensation philosophy described below.

     A primary objective of the Committee is to work with management to design and implement compensation systems that both attract and retain a top quality management team and motivate that team to create long-term stockholder value. The guiding principle of the Company's compensation system is "Pay for Performance," with an emphasis on variable pay tied to the attainment of performance goals. Under the Pay for Performance philosophy used throughout the organization, if the Company achieves its performance goals, the combination of annual incentive bonuses, which are dependent on performance, equity related long-term awards and base salary, offers the opportunity for executives' average total compensation from all sources over a number of years to reach "competitive levels" of total compensation of Comparable Companies, as defined below. If the Company surpasses its earnings objectives, this combination of incentives, equity and salary may result in total compensation reaching the upper third of total compensation at Comparable Companies.

     The design of the compensation system is intended to align the interests of the executives with the interests of stockholders. Base salary and annual incentive compensation are tied to the achievement of goals approved by the Board of Directors for corporate, subsidiary and business unit performance and are designed to encourage employees to anticipate and respond to business challenges and opportunities while avoiding an entitlement attitude.

     Together with its outside experts, the Committee evaluates compensation practices of other companies and the prevailing salary and total compensation levels for various levels of performance. Comparisons are made with compensation levels for most of the companies that are included in the Standard & Poor's Paper and Forest Products Index and the Standard & Poor's Building Materials Index, which historically have reflected the Company's two principal lines of business, as well as compensation levels for companies of the Company's size in general industry (collectively, "Comparable Companies"). Future direct comparisons to companies included in the Standard & Poor's Paper and Forest Products Index will cease to be made as a result of the Company's disposition on March 27, 1996 of the shares of Common Stock of Riverwood International Corporation ("Riverwood") held by the Company (the "Riverwood Disposition") and a new peer group will be developed that reflects the Company's size and competitive universe for executive talent. "Competitive levels" are determined based upon the average of the median levels of compensation among companies in the various surveys utilized. The Company's mix of businesses, its unique stock ownership, its commitments to the Trust and its strategic and tactical objectives are considered by the Committee when compensation policies are established.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate deduction for compensation paid to the executive officers of the Company named herein in the Summary Compensation Table to $1 million, unless certain requirements are met. To the extent consistent with the Company's compensation policies and the Committee's assessment of the interests of stockholders, the Company intends to comply with the requirements for deductibility of executive compensation under Section 162(m). However, the Committee will balance the costs and burdens involved in such compliance against the value of the tax benefits to be obtained by the Company thereby, and may in certain instances, as with Mr. Stephens' 1995 compensation, pay compensation that is not fully deductible if it determines such costs and burdens outweigh such benefits.

COMPENSATION PHILOSOPHY

     This section outlines the Committee's philosophy for administering the three major components of executive pay: base salary, annual incentive and long-term incentive.

     BASE SALARIES. The Committee determines base salaries of executives in accordance with the following factors listed in order of importance: the significance of the executive's position to the Company, the executive's experience and expertise in his or her position, and competitive marketplace salaries for similar positions. Individual salary increases are based on each person's performance as evaluated and approved by the Committee. There were no increases in base salaries for executive officers in 1995 after increasing an average of 13 percent in 1994 and decreasing an average of 2 percent in 1993. The Committee's policy is to position base salaries at or below competitive levels for similarly qualified executives in comparable positions.

     ANNUAL INCENTIVE BONUS. Since 1987, the Company has utilized an annual incentive pay plan that provides above average bonus opportunities when Company performance exceeds targets approved by the Committee and severely reduces or eliminates bonuses when the Company fails to achieve such targets.
Specifically, this plan is designed to offer significant awards when actual performance reaches or exceeds a level significantly above targeted performance levels. Conversely, under the formula in the plan, executives would be entitled to minimal or no awards when actual performance fails to reach minimum performance levels. Target bonuses for executive officers, which are payable when the Company achieves or approaches 100 percent of its performance targets, range from 68 percent to 80 percent of their respective base salaries.

     For 1995, the maximum bonus potential, according to the formula in the plan, would be triggered at achievement of 130 percent of targeted income from operations, and the minimum bonus award required the achievement of 70 percent of targeted income from operations. Achievements in excess of 130 percent of income from operations targets could result in bonuses in excess of 200 percent of target bonuses. The annual performance target and maximum and minimum performance levels are reviewed and approved by the Committee at the beginning of each year. The Committee has authority to, and does when appropriate, override the annual bonus formula based on assessments of overall and individual performance.

     In 1995, the Committee weighted 75 percent of the bonus on financial goals and 25 percent of the bonus on the Committee's assessment of an individual executive's performance. In considering individual awards, the Committee used its business judgment, and considered the following criteria: 1) record levels of income from operations at Schuller which exceeded the income from operations targets; 2) the execution of a definitive merger agreement in connection with the Riverwood Disposition; 3) the restructuring of the Company's capital structure, particularly in light of the Exchange; and 4) the successful implementation of new growth initiatives at Schuller. The Committee also took into account the Chief Executive Officer's appraisal of each senior officer. The Committee made its decision regarding individual awards without expressly weighting any of the foregoing criteria higher than any other of such criteria. For 1995, the Company's various business divisions (excluding Riverwood) achieved between 72 percent and 198 percent of their respective income from operations targets while the Company as a whole (excluding Riverwood) achieved 113 percent of its income from operations target. Because of the Riverwood sales process, Riverwood's income from operations performance was not considered for bonus calculation purposes. Based on the achievements described above, aggregate annual incentive compensation for executive officers in 1995 was 142 percent of target bonuses.

     LONG-TERM INCENTIVE PLANS. To attract and retain top quality management, the Company uses several types of long-term, equity-related incentives for the Company's executive officers: stock options, stock appreciation rights ("SARs"), restricted stock, and cash payments based on dividends and other distributions on its Common Stock.

     In 1991, the Company adopted the Manville Corporation Stock Incentive Plan (the "Stock Plan"). Long-term incentive grants have historically been made under the Stock Plan in multi-year cycles, with the cycles ranging from three to five years. In 1995, the Company granted ten-year stock options (the "1995 Options") to certain of the executive officers in amounts based on the discounted present value of long-term compensation paid by Comparable Companies. The exercise price of the 1995 Options was established at $10.00 per share, the market price of the Common Stock on the date of grant. The 1995 Options vest and become exercisable in three equal installments on each of the first, second and third anniversaries of the grant date. Pursuant to the terms of the 1995 Options, the exercise price has been reduced to $4.00 to reflect the $6.00 dividend declared on March 27, 1996 and paid on April 12, 1996. Other than the 1995 Options, substantially all other awards made under the Stock Plan have vested.

     In 1995, Schuller made additional grants to Schuller executive officers of awards under the Schuller International Group, Inc. 1994 Long Term Cash Incentive Compensation Plan (the "Schuller Plan"). Awards under the Schuller Plan are in the form of performance units. The value of performance units granted in 1995 will be determined based on Schuller's performance over the 1995-1997 period against a financial goal based on earnings before interest, taxes, depreciation and amortization or "EBITDA." The Committee established EBITDA performance minimums, targets and maximums corresponding with the 50th percentile, 75th percentile and 90th percentile, respectively, of the historical performance of the companies that comprise the Standard & Poor's Building Materials Index. Consistent with this range of performance, the 1995 awards are intended to provide target long-term incentive opportunities at the 75th percentile of the long-term compensation paid by Comparable Companies. None of the current executive officers of the Company who received 1995 Options received awards under the Schuller Plan.

     On April 12, 1996, the Board of Directors of the Company adopted the Schuller Corporation 1996 Executive Incentive Compensation Plan (the "1996 EICP") and recommended that it be submitted to stockholders for their approval at the Annual Meeting. The 1996 EICP is intended to supersede the Stock Plan. If the 1996 EICP is approved by the Company's stockholders, authority to make future grants under the Stock Plan will be terminated, although previously granted awards will remain outstanding in accordance with their terms and the terms of the plans. See "Approval of 1996 Executive Incentive Compensation Plan."

     CEO COMPENSATION. Mr. Stephens' total compensation has been determined in accordance with the principles described above which are applicable to all executive officers of the Company. Mr. Stephens' 1995 base salary of $600,000 was well below the average of annual salaries for chief executive officers of Comparable Companies. Based on the formula used to determine bonuses under the Company's annual incentive plan described above, including the Committee's review of 1995 Company performance and its subjective evaluation of his individual performance, the Committee approved an award to Mr. Stephens of $680,000 with respect to 1995.

     The Committee believes the design of its total compensation system accomplishes the Company's goals of attracting new management talent, retaining the Company's existing quality management team and aligning the interests of executives with those of stockholders. The Committee however, has undertaken a study of the Company's compensation structure following the Riverwood Disposition and may make certain adjustments where it believes changes are appropriate in view of the Company's new strategy for future growth and the creation of stockholder value.


1995 COMPENSATION COMMITTEE

Todd Goodwin, Chairman
Robert A. Falise
Michael N. Hammes
Louis Klein, Jr.
Christian E. Markey, Jr.
Will M. Storey
Raymond S. Troubh

COMPENSATION SUMMARY

     The following Summary Compensation Table sets forth the compensation earned during 1993 through 1995 by W. Thomas Stephens, the Company's Chief Executive Officer, and by each of the other individuals who were executive officers of the Company during 1995 (the "Named Executive Officers"). Bonuses are shown for the year earned, although these are generally paid at the beginning of the subsequent year.


                              SCHULLER CORPORATION
                           SUMMARY COMPENSATION TABLE



                                    ANNUAL COMPENSATION                                     LONG-TERM COMPENSATION
                         ---------------------------------------------    ------------------------------------------------
                                                                                      AWARDS                     PAYOUTS
                                                                          ---------------------------------     ----------
                                                                                                                               ALL
                                                              OTHER        RESTRICTED         SECURITIES                      OTHER
   NAME AND                                                   ANNUAL         STOCK           UNDERLYING           LTCIP        COMP.
 PRINCIPAL POSITION       YEAR    SALARY($)    BONUS($)    COMP.($)(1)    AWARD(S)($)(2)    OPTIONS/SARS(#)     PAYOUTS($)    ($)(4)
- ---------------------     -----   ---------    --------    -----------    --------------    ---------------     ----------   -------
  W. Thomas Stephens      1995     600,000      680,000      26,991           -0-              100,000              -0-        9,000
Chairman of the Board,    1994     600,000      650,000       2,506            (3)                 -0-              -0-        9,000
    CEO & President       1993     500,000      300,000       3,419           -0-                  -0-              -0-       83,994

  Richard A. Kashnow      1995     281,250          -0-       8,594           -0-                  -0-              -0-        9,000
      President,          1994     300,000      408,000       2,324           -0-                  -0-              -0-        9,000
Schuller International    1993     265,000      320,114       3,259           -0-                  -0-              -0-        8,994
    Group, Inc. (5)

  Richard B. Von Wald     1995     275,000      300,000       4,809           -0-               75,000              -0-        9,000
    Executive Vice        1994     245,833      275,000       4,625            (3)                 -0-              -0-        9,000
  President, General      1993     225,000      150,000         930           -0-                  -0-              -0-        8,994
  Counsel & Secretary

    Robert E. Cole        1995     275,000      230,259       4,080           -0-               75,000              -0-        9,000
 Senior Vice President    1994     225,000      275,000       4,625           -0-                  -0-              -0-        9,000
   & Chief Financial      1993     200,000      150,000         -0-           -0-                  -0-              -0-        8,994
      Officer (6)



     (1) Other Annual Compensation represents tax reimbursed by the Company to the Named Executive Officers in respect of the taxable value of perquisites provided to such officers.
     (2) The number and value of aggregate restricted Common Stock holdings for each of the Named Executive Officers at the end of 1995, based on the net fair market value of the Common Stock on December 29, 1995, are as follows: Mr. Stephens - 305,034 shares with a value of $3,965,442 and Mr. Von Wald - 120,000 shares with a value of $1,560,000. Upon the termination of his employment with the Company, Mr. Kashnow forfeited the 20,000 shares of restricted stock which he owned but which had not yet vested. The restricted shares of Common Stock held by Mr. Stephens and Mr. Von Wald were awarded in 1994 and related to certain retirement benefits. See note 3 below. As a result of the Riverwood Disposition (which constituted a Change in Control for purposes of the Stock Plan), all unvested outstanding shares of restricted stock held by Messrs. Stephens and Von Wald vested on March 27, 1996.
     (3) Messrs. Stephens and Von Wald received restricted stock awards, as well as cash payments, in 1994 as a partial offset to certain supplemental retirement benefits. See "Employment Agreements and Other Arrangements."
     (4) Amounts in this column represent the Company's contribution to each of the Named Executive Officers' accounts in the Schuller Corporation Thrift Plan. The amount shown for Mr. Stephens for 1993 also includes the Company's $75,000 contribution to a secular trust to fund Mr. Stephens' supplemental pension plan benefits.
     (5)  Mr. Kashnow resigned from Schuller effective September 29, 1995.
     (6)  Mr. Cole resigned from the Company effective April 11, 1996.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning options granted to the Named Executive Officers during 1995. The hypothetical present value on date of grant shown in the last column below for stock options granted in 1995 are presented pursuant to the rules of the Securities and Exchange Commission and are calculated under the modified Black-Scholes model for pricing options. The Company is not aware of any model or formula that will determine with reasonable accuracy a present value for stock options. The actual before-tax amount, if any, realized upon the exercise of stock options will depend upon the excess, if any, of the market price of the Common Stock over the exercise price of the stock option at the time the stock option is exercised. There is no assurance that the hypothetical present values of the stock options reflected in the following table will be realized.


- ----------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------
                                              SCHULLER CORPORATION
                                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
- ----------------------------------------------------------------------------------------------------------------
                              INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------------------------------------
                            NUMBER OF      % OF TOTAL
                            SECURITIES     OPTIONS/SARS
                            UNDERLYING      GRANTED TO     EXERCISE OR
                           OPTIONS/SARS     EMPLOYEE IN     BASE PRICE        EXPIRATION          GRANT DATE
      NAME                 GRANTED (1)      FISCAL YEAR        (2)               DATE          PRESENT VALUE (3)
- ----------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------
W. Thomas Stephens (4)       100,000           30.77%       $10/share        April 6, 2005          $368,000
- ----------------------------------------------------------------------------------------------------------------
Richard A. Kashnow (5)         -0-               --              --              --                    --
- ----------------------------------------------------------------------------------------------------------------
Richard B. Von Wald           75,000           23.08%       $10/share        April 6, 2005          $276,000
- ----------------------------------------------------------------------------------------------------------------
Robert E. Cole (6)            75,000           23.08%       $10/share        April 6, 2005          $276,000
- ----------------------------------------------------------------------------------------------------------------


     (1) The options granted in 1995 to the Named Executive Officers (the "1995 Options") vest and become exercisable in three equal installments on each of the first, second and third anniversaries of the grant date.
     (2) The exercise price of the 1995 Options was established at $10.00 per share, the market price of the Common Stock on the date of grant. Pursuant to the terms of the 1995 Options, the exercise price was reduced to $4.00 per share to reflect the $6.00 per share dividend declared on March 27, 1996 and payable on April 12, 1996.
     (3) The hypothetical present values on grant date are calculated under the modified Black-Scholes model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in hypothesizing an option's present value. Factors used to value options granted which expire April 6, 2005 include the stock's expected volatility rate (31 percent), risk-free rate of return (7 percent), dividend yield (0 percent), projected time of exercise (5 years) and rate of projected risk of forfeiture for vesting period (5 percent per annum).
     (4) On April 12, 1996, in connection with the termination of his employment, Mr. Stephens agreed to the cancellation of his 1995 Options.
     (5)  Mr. Kashnow resigned from Schuller effective September 29, 1995.
     (6)  Mr. Cole resigned from the Company effective April 11, 1996.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES

     The following table provides information concerning the exercise of stock options and SARs by the Named Executive Officers during 1995 and the value of unexercised options and SARs.



- ----------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------
                                              SCHULLER CORPORATION
                               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                         AND YEAR-END OPTION/SAR VALUES
                                          YEAR ENDED DECEMBER 31, 1995
- ----------------------------------------------------------------------------------------------------------------------
                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                OPTIONS AND SARS AT         IN-THE-MONEY OPTIONS/SARS
                               SHARES                              FY-END (#) (1)               AT FY-END ($) (2)
                             ACQUIRED ON       VALUE
 NAME                        EXERCISE (#)    REALIZED ($)      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- ----------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------
W. Thomas Stephens              None            None               208,000/100,000              1,118,000/300,000
Richard A. Kashnow (3)         42,400         217,125 (4)                0/0                            0/0
Richard B. Von Wald             None            None                42,400/75,000                 227,900/225,000
Robert E. Cole (5)              None            None                56,400/75,000                 303,150/225,000
- ----------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------


     (1) On December 31, 1995, Messrs. Stephens and Cole each held options and freestanding SARs related to the Common Stock, which were exercisable, in the aggregate amounts set forth above equally divided between options and SARs. On December 31, 1995, Mr. Von Wald held 42,400 options which were exercisable. Messrs. Stephens, Von Wald and Cole each held options (but no SARs) which were unexercisable at year end.

     (2) Based upon the closing price of the Common Stock of $13.00 on December 29, 1995, less (i) an exercise price of $7.625 per share for all exercisable options and SARs, and (ii) an exercise price of $10.00 per share for all unexercisable options.

     (3)  Mr. Kashnow resigned from Schuller effective September 29, 1995.

     (4) In December 1995, Mr. Kashnow exercised 42,400 options with a weighted exercise price of $7.29 per share at a weighted sales price of $12.92 per share.

     (5)  Mr. Cole resigned from the Company effective April 11, 1996.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR



- -----------------------------------------------------------------------------------------------------------------
                                       LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
- -----------------------------------------------------------------------------------------------------------------
                                                                               ESTIMATED FUTURE PAYOUTS UNDER
                                                                                 NON-STOCK PRICE-BASED PLANS
                                                                             -----------------------------------
                          NUMBER OF SHARES,      PERFORMANCE OR OTHER
                           UNITS OR OTHER       PERIOD UNTIL MATURATION      THRESHOLD      TARGET       MAXIMUM
     NAME                  RIGHTS (#) (1)             OR PAYOUT (2)           ($) (3)       ($) (4)      ($) (5)
- -----------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------
W. Thomas Stephens            -0-                          N/A                  N/A           N/A          N/A
- -----------------------------------------------------------------------------------------------------------------
Richard A. Kashnow (6)        674                          --                   --           --            --
- -----------------------------------------------------------------------------------------------------------------
Richard B. Von Wald           -0-                          N/A                  N/A           N/A          N/A
- -----------------------------------------------------------------------------------------------------------------
Robert E. Cole (7)            -0-                          N/A                  N/A           N/A          N/A
- -----------------------------------------------------------------------------------------------------------------

     (1) Units were granted under the Schuller Plan, which was adopted in 1994 by Schuller. The Schuller Plan provides for units to be granted to participants which entitle participants to receive cash payments. The cash payments are determined based upon Schuller's EBITDA (as defined in the Schuller Plan) over a three-year determination period.

     (2) Cash payments under the Schuller Plan are made at the end of the three-year determination period for each grant. Upon certain events that constitute a "change in control" (as defined in the Schuller
          Plan), the value of outstanding units (determined as if the target level of cumulative EBITDA for the applicable determination period was met) is payable in cash to the participants.

     (3) No payments would have been made on Mr. Kashnow's units unless Schuller's EBITDA over the three-year determination period were $600 million, at which point Mr. Kashnow would have been entitled to receive $500 per unit.

     (4) The target payment of $1,000 per unit would have been made to Mr. Kashnow if Schuller's EBITDA over the three-year determination period were $800 million.

     (5) The maximum payment of $3,000 per unit would have been made to Mr. Kashnow if Schuller's EBITDA over the three-year determination period were more than $1 billion.

     (6) Mr. Kashnow resigned from Schuller effective September 29, 1995, thereby forfeiting all rights to cash payments under the Schuller Plan.

     (7)  Mr. Cole resigned from the Company effective April 11, 1996.

PENSION PLAN

     Salaried employees and employees at designated non-union locations of the Company and its subsidiaries are participants in the Schuller International Employees Retirement Plan (the "Retirement Plan"). Pension benefits under the Retirement Plan are limited to the amounts allowed by the provisions of the Code. The Company has adopted a Supplemental Pension Plan ("Supplemental Plan") that provides for payment of the difference between the benefits earned pursuant to the Retirement Plan, without regard to Code limits, and the amounts actually available from the Retirement Plan. Former and current executive officers (other than Messrs. Stephens and Von Wald), and other employees, are eligible to participate in the Supplemental Plan. Messrs. Stephens and Von Wald are parties to individual supplemental retirement arrangements adopted in 1994 in connection with which they received restricted stock awards and cash payments in 1994 as a partial offset to certain supplemental retirement benefits. See "Employment Agreements and Other Arrangements." The Supplemental Plan may be funded by contributions to an irrevocable Supplemental Pension Plan Trust ("Pension Trust") for the accounts of participants. No contributions were made to the Pension Trust in 1995. Contributions, if any, to the Pension Trust to fund the Supplemental Plan and earnings thereon are fully taxable to the individual, deductible by the Company and are reduced by applicable withholding taxes.

     The following Pension Plan Table sets forth the estimated annual benefits payable upon retirement, including amounts attributable to the Supplemental Plan, for specified remuneration levels and years of service.


                                                       Years of Service
                      ---------------------------------------------------------------------------
  Remuneration            15                20             25              30                35
  ------------        --------          --------       --------         --------         --------
  $   125,000         $ 24,955          $ 33,274       $ 41,592         $ 49,910         $ 58,229
      150,000           30,206            40,274         50,343           60,412           70,480
      175,000           35,455            47,273         59,091           70,909           82,727
      200,000           40,705            54,274         67,842           81,410           94,979
      250,000           51,205            68,273         85,341          102,409          119,477
      300,000           61,706            82,274        102,843          123,412          143,980
      400,000           82,705           110,273        137,841          165,409          192,977
      500,000          103,705           138,274        172,842          207,410          241,979
      600,000          124,706           166,274        207,843          249,412          290,980
      700,000          145,705           194,273        242,841          291,409          339,977
      800,000          166,705           222,274        277,842          333,410          388,979
      900,000          187,706           250,274        312,843          375,412          437,980
    1,000,000          208,705           278,273        347,841          417,409          486,977

- ------------------------------
NOTES:

A. Had the Named Executive Officers retired as of December 31, 1995, their respective five-year average salaries plus bonus, for purposes of the table set forth above, would have been as follows: Mr. Stephens, $904,681;
     Mr. Kashnow, $496,540; Mr. Von Wald, $392,667; and Mr. Cole, $361,000.

B. On December 31, 1995, the Named Executive Officers had the following years of credited service under the Retirement Plan: Mr. Stephens - 29;
     Mr. Kashnow - 8; Mr. Von Wald - 22; and Mr. Cole - 22.

C.   The Retirement Plan provides for payment of a retirement allowance based on
     1.02 percent of the participant's five-year average final salary up to Covered Compensation (as defined in the Retirement Plan) plus 1.4 percent of the participant's average final salary over Covered Compensation multiplied by the participant's years of benefit service up to a maximum of 35 years plus 1.33 percent of the participant's average final salary multiplied by the participant's years of service over 35 plus 2.5 percent of the value of the participant's refunded contributions and interest compounded at 5.0 percent until normal retirement age. Covered Compensation in 1995 was $24,312 and will be $25,920 in 1996. Salary, as defined in the Retirement Plan, includes payments under the Annual Incentive Compensation Plan, but excludes payments under the Company's Long-Term Cash Incentive Plan. The benefits are determined by using straight-life annuity amounts and are not subject to reduction for Social Security benefits.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     Each of the Named Executive Officers and certain other salaried executives of the Company have entered into three-year employment agreements that provide for lump sum separation payments upon any termination of employment other than termination for cause, voluntary resignation without "good reason" as defined in the employment agreements, or termination as a result of death, disability or retirement. Mr. Kashnow resigned effective September 29, 1995, and his employment agreement was terminated. For the Named Executive Officers, prior to a Change in Control, as defined below, separation payments under such contracts generally would have equaled a total of two times the annual salary, the full year bonus at target levels of performance under the Annual Incentive Compensation Plan and certain other benefits. Following a Change in Control, which occurred for the Named Executive Officers as a result of the Riverwood Disposition, the definitions of "cause" and "good reason" are liberalized and benefits payable are enhanced. Following a Change in Control, upon a termination of employment other than (i) for cause, (ii) a voluntary resignation without "good reason," or (iii) as a result of death, disability or retirement, benefits include two years' annual salary, two years' target annual bonus, two years' additional credit in certain cases under the Supplemental Plan, a pro-rata portion of the target annual bonus for the year of termination, a payment equal to the cost of 36 months welfare benefits and 24 months of continued perquisites. Change in Control is defined in the employment agreements to include a variety of events, including significant changes in the Company's stock ownership or board of directors, its dissolution, sales of significant assets by the Company, and significant reductions in the Company's work force. In the case of Mr. Cole and certain other salaried executives, such benefits are subject to a cap to limit any loss of tax deductions by the Company as a result of the "golden parachute" tax rules.

     The Company has entered into supplemental retirement agreements with Messrs. Stephens and Von Wald in replacement of prior supplemental retirement arrangements. The supplemental retirement agreement for each of them provides for the Company to pay each upon his termination of employment a lump sum benefit (the "Supplemental Benefit") equal to the present value of a single life annuity commencing at the time of such termination ranging from 30 percent to 60 percent of his highest average base salary plus cash bonus for three consecutive years during the preceding ten years ("Average Pay"), offset by amounts payable under the Retirement Plan plus certain other amounts, including the restricted stock awards granted in 1994 of 340,000 shares and 150,000 shares, respectively, and cash payments made during 1994 of $1,300,000 and $500,000, respectively, and other payments previously made and to be made in connection with the executives' retirement arrangements. The 1994 restricted stock awards have a five-year vesting schedule, subject to acceleration on a Change in Control, and had a fair market value on the date of grant of $3,099,100 and $1,367,250, respectively. The vesting of the restricted stock and payment of dividends thereon are subject to a cap related to the supplemental retirement arrangements. If termination were to occur (i) after attaining age 62, (ii) without cause, (iii) for "good reason," (iv) for death or "disability," or (v) after the occurrence of a Change in Control, the Supplemental Benefit would be 60 percent of Average Pay, and would be increased to compensate for the impact of the timing of taxation of the Supplemental Benefit (and the offsets thereto) as compared with the tax treatment of a single life annuity. The Riverwood Disposition constituted a Change in Control for the foregoing purposes, resulting in the vesting of both the 1994 restricted stock awards and the full Supplemental Benefits described above.

     The Company is also a party to a key man supplemental retirement agreement (the "Cole Retirement Agreement") with Mr. Cole providing for a benefit in the event of termination of employment or death prior to age 55 and prior to the completion of 25 years of employment with the Company.

     The Company's 1991 Long-Term Cash Incentive Plan (the "Cash Plan") provided rights to participants to receive cash payments equal to certain dividends paid by the Company. The Cash Plan was scheduled to terminate on December 31, 1995; however, it was contemplated that a dividend of a portion of proceeds from the Riverwood Disposition might be made prior to the end of 1995, and there was uncertainty as to how such a dividend (the "Disposition Dividend") would be treated under the Cash Plan. Consequently, on October 3, 1995, the Company entered into a Payment and Termination Agreement (the "Termination Agreement") with all participants in the Cash Plan, including Messrs. Stephens, Cole and Von Wald. Pursuant to the Termination Agreement, the holders of performance units ("Units") awarded under the Cash Plan agreed to forfeit their Units in exchange for receiving a cash payment of up to $0.84 per Unit upon payment to stockholders of the Disposition Dividend. Such cash payments were paid on April 12, 1996.

     Effective April 11, 1996, Mr. Cole voluntarily terminated his employment with the Company as a result of "good reason" under his employment agreement. Consequently, Mr. Cole received the separation payments described above as payable upon a voluntary termination for "good reason" following a Change in Control. In addition, Mr. Cole received a payment of $483,000 in lieu of all payments owed him under the Supplemental Plan and the Cole Retirement Agreement.

     On April 12, 1996, Mr. Stephens announced that effective June 7, 1996, he would resign as Chairman of the Board of the Company and would resign as Chief Executive Officer and President upon notice from the Board but no later than April 12, 1997 (the "Resignation Date"). On the same date, Mr. Stephens and the Company entered into an agreement with respect to such resignation and providing for the terms and conditions of Mr. Stephens' future employment with the Company. Pursuant to the agreement, the Company agreed to provide Mr. Stephens with an immediate cash payment of $2,725,416 in payment of the balance of his Supplemental Benefit, as well as an immediate cash payment of $2,912,000 which included all amounts that would have been payable under his employment agreement upon termination for "good reason" following a Change in Control, and to provide the benefits and perquisites provided under his employment agreement (except that perquisites would be continued for 36 months rather than 24 months). Mr. Stephens agreed to continue his employment with the Company and to cooperate with the Board in the search for his successor through the Resignation Date and thereafter to provide certain transition services through December 31, 1997, or any earlier time upon which either Mr. Stephens or the Company has provided notice to the other. The Company agreed to continue to compensate Mr. Stephens for such services at the rate of $50,000 per month through the earliest of (i) December 31, 1997, (ii) the date on which Mr. Stephens effects the termination of his employment, and (iii) any material breach by Mr. Stephens of the separation agreement. In addition, the Company agreed to pay Mr. Stephens the sum of $1,250,000 upon the earliest to occur of (i) employment of a new Chief Executive Officer and President, (ii) the Resignation Date, or (iii) January 3, 1997, provided that Mr. Stephens has substantially performed his material obligations under the separation agreement. The Company also agreed that if Mr. Stephens is determined to be subject to any excise tax under Code Section 4999 and related interest and penalties ("Excise Tax") as a result of any payments made to him, the Company shall pay Mr. Stephens an amount which, after taking into account any federal, state and local income taxes and excise taxes upon such amount, is equal to the amount of the Excise Tax.

     Pursuant to an agreement dated April 12, 1996, the Company granted to Mr. Von Wald 42,997 shares of restricted stock. The restricted stock will vest in three equal installments on the first, second and third anniversaries of the grant date subject to acceleration upon a Change in Control occurring after April 12, 1996 or termination of employment without cause, for "good reason" or by reason of death or disability. In addition, the Company agreed that the Riverwood Disposition would constitute both a

Change in Control and an event of "good reason" for purposes of Mr. Von Wald's previously existing compensation arrangements. The Company and Mr. Von Wald also entered into an amendment to his employment agreement pursuant to which the Company agreed that if Mr. Von Wald is determined to be subject to any Excise Tax as a result of any payments made to him following termination of his employment by the Company other than for cause or voluntary termination for "good reason" (other than the Riverwood Disposition), or following a Change in Control occurring after March 27, 1996, the Company shall pay Mr. Von Wald an amount which, after taking into account any federal, state and local income taxes and excise taxes upon such amount, is equal to the amount of the Excise Tax.

     From time to time, the Company repurchases up to 45 percent of the Common Stock that certain key executives receive under the Stock Plan upon the vesting of such stock in order to provide such executives with funds for related income tax obligations. Pursuant to a repurchase program approved by the Company's Board of Directors in September 1995, in connection with the Riverwood Disposition and the related transactions, the Company repurchased 191,265 shares of Common Stock from Messrs. Stephens and Von Wald on April 8, 1996, at a price of $14.175 per share. The closing sales price for the Common Stock on the New York Stock Exchange, Inc. on April 8, 1996 was $14.50 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently comprised of Messrs. Falise, Goodwin (Chairman), Hammes, Klein, Markey, Storey and Troubh. Messrs. Storey and Troubh are not standing for reelection. No interlocks existed and no insider participation occurred during 1995 between the Compensation Committee and the officers or employees of the Company.

PERFORMANCE GRAPH

     Presented below is a graph comparing the total stockholder return on Common Stock, assuming full dividend reinvestment, with the Standard & Poor's 500 Index (S&P 500), the Standard & Poor's Paper & Forest Products Index (S&P 375) (which reflects the business conducted by Riverwood which, prior to the Riverwood Disposition, was one of the Company's two primary operating subsidiaries) and the Standard & Poor's Building Materials Index (S&P 150) (which reflects the business conducted by the Company's primary operating subsidiary, Schuller International Group, Inc.). The graph compares the Company's performance to the other indices for the five-year period ended December 31, 1995.



Cumulative Return at Fiscal Year End


    AVG.         SCHULLER          S&P 500          S&P 375       S&P 150
- --------------------------------------------------------------------------

    1991         111.411           112.598          111.997       116.269
- --------------------------------------------------------------------------
    1992         146.417           126.897          130.46        143.379
- --------------------------------------------------------------------------
    1993         183.25            141.949          138.871       175.046
- --------------------------------------------------------------------------
    1994         209.206           148.288          153.228       157.753
- --------------------------------------------------------------------------
    1995         297.125           181.015          176.851       168.868
- --------------------------------------------------------------------------

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth the identity of beneficial owners believed by the Company to own more than five percent of the outstanding shares of Common Stock as of April 9, 1996.


                                                                  AMOUNT OF BENEFICIAL     PERCENT OF
TITLE OF CLASS       NAME AND ADDRESS OF BENEFICIAL OWNER                OWNERSHIP            CLASS
- --------------       ------------------------------------         --------------------     ----------
Common Stock       Manville Personal Injury Settlement Trust(1)     128,527,110 shares        79.7%
                       8260 Willow Oaks Corporate Drive
                                Sixth Floor
                               P. O. Box 10415
                          Fairfax, Virginia  22031


- --------------------------
(1) At April 9, 1996, the Trustees of the Trust were; Robert Falise, Chairman and Managing Trustee, Louis Klien, Jr., Frank J. Macchiarola and Christian
     E. Markey, Jr. Messers. Falise, Klein and Markey serve on the Company's Board of Directors and Mr. Macchiarola is a nominee for Director.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned by all Directors, nominees for Director and Named Executive Officers, and all Directors, nominees for Director and executive officers as a group as of May 1, 1996. With respect to executive officers of the Company, the number of shares beneficially owned includes shares owned as of May 1, 1996 pursuant to the Schuller Employees Thrift Plan. As of May 1, 1996, the percentage of Common Stock beneficially owned by any Director, nominee for Director, Named Executive Officer or by all Directors, nominees for Director, and executive officers as a group, did not exceed 1.0 percent of the outstanding shares of the Common Stock, excluding the 128,527,110 shares of Common Stock owned by the Trust and attributed to certain directors who disclaim beneficial ownership of such shares.


                                                                 COMMON STOCK
NAME OF BENEFICIAL OWNER                                       BENEFICIALLY OWNED
     Leo Benatar                                                          4,500
     John C. Burton                                                       1,000
     Robert A. Falise                                               128,527,110(1)
     Robert E. Fowler, Jr.                                                4,000
     Todd Goodwin                                                        19,100
     Michael N. Hammes                                                        0
     John N. Hanson                                                       2,000
     Kathryn R. Harrigan                                                      0
     Louis Klein, Jr.                                               128,527,110(1)
     Stanley J. Levy                                                      1,000
     Frank J. Macchiarola                                           128,527,110(1)
     Christian E. Markey, Jr.                                       128,527,110(1)
     William E. Mayer                                                     5,000
     W. Thomas Stephens                                                       0
     Will M. Storey                                                       2,000
     Raymond S. Troubh                                                    5,000
     Richard B. Von Wald                                                 68,541(2)
     All Directors, Director nominees and executive officers
          as a group (21 persons)                                   128,639,251(1)(2)

(1) All of these 128,527,110 shares of Common Stock are owned by the Trust, of which Mr. Falise is the Chairman and Managing Trustee, and Messrs. Klein, Macchiarola and Markey are Trustees. Voting power with respect to such shares is shared by all four Trustees of the Trust, and none of Messrs. Falise, Klein, Macchiarola or Markey can vote the shares alone. Each of Messrs. Falise, Klein, Macchiarola and Markey disclaims beneficial ownership of any shares of Common Stock. Pursuant to the Trust Agreement, no Trustee may individually own any securities of the Company or its affiliates or have any other direct or indirect financial interest in the Company or its affiliates.

(2) Includes options to purchase 25,500 shares of Common Stock and 42,977 shares that are restricted as to transfer pursuant to the Schuller Corporation Stock Incentive Plan.

                           APPROVAL OF 1996 EXECUTIVE
                           INCENTIVE COMPENSATION PLAN
                               (PROXY ITEM NO. 2)

     On April 12, 1996, the Board of Directors of the Company adopted the Schuller Corporation 1996 Executive Incentive Compensation Plan (the "1996 EICP") and recommended that it be submitted to stockholders for their approval at the Annual Meeting. The 1996 EICP is intended to supersede the Stock Plan. If the 1996 EICP is approved by the Company's stockholders, authority to make future grants under the Stock Plan will be terminated, although previously granted awards will remain outstanding in accordance with their terms and the terms of the Stock Plan.

     The Company's Board of Directors believes that attracting and retaining key employees of high quality is essential to the Company's growth and success. In addition, the Board believes that the long-term success of the Company is enhanced by a competitive and comprehensive compensation program, which may include tailored types of incentives designed to motivate executives and reward key employees for outstanding service, including awards that link compensation to applicable measures of the Company's performance and the creation of stockholder value. In this regard, the Board is of the view that stock options and other stock-related awards will continue to be an important element of compensation for key employees. Such awards enable the Company to attract and retain executives and key employees and enable such persons to acquire and/or increase their proprietary interest in the Company and thereby align their interests with the interests of the Company's stockholders. In addition, the Board has concluded that the Compensation Committee of the Board (the "Committee") should be given as much flexibility as possible to provide for annual and long-term incentive awards contingent on performance.

     The following is a brief description of the material features of the 1996 EICP. Such description is qualified in its entirety by reference to the full text of the 1996 EICP, which is attached as an exhibit to this Proxy Statement.

     TYPES OF AWARDS. The terms of the 1996 EICP provide for grants of stock options, stock appreciation rights ("SARs"), dividend equivalents, restricted stock, deferred stock, bonus stock, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property ("Awards").

     SHARES SUBJECT TO THE 1996 EICP; ANNUAL PER PERSON LIMITATIONS. Under the 1996 EICP, the total number of shares of Common Stock reserved and available for delivery to participants in connection with Awards is 6.9 million, plus up to
2.395 million shares authorized but unissued under the Stock Plan. Shares of Common Stock subject to an Award that is cancelled, expired, forfeited, settled in cash, or otherwise terminated without a delivery of shares to the participant, including Common Stock withheld or surrendered in payment of any exercise or purchase price of an Award or taxes relating to an Award, will again be available for Awards under the 1996 EICP, except that, if any such shares could not again be available for Awards to a particular participant under any applicable law or regulation, such shares shall be available exclusively for Awards to participants who are not subject to such limitation. Common Stock issued under the 1996 EICP may be either newly issued shares or treasury shares.

     In addition, the 1996 EICP imposes individual limitations on the amount of certain Awards in order to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, shares of restricted stock, shares of deferred stock, shares of Common Stock issued as a bonus or in lieu of other Company obligations, and other stock-based Awards granted to any one participant shall not exceed three million shares of Common Stock for each type of such Award, subject to adjustment in certain circumstances. The maximum cash amount under the 1996 EICP that may be earned as a final annual incentive award or other annual cash Award in any fiscal year by any one participant is $4 million, and the maximum cash amount under the 1996 EICP that may be earned as a final performance award or other cash Award in respect of a performance period by any one participant is $6 million.

     The Committee is authorized to adjust the number and kind of shares of Common Stock subject to the aggregate share limitations and annual limitations under the 1996 EICP and subject to outstanding Awards (including adjustments to exercise prices and number of shares of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares of Common Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation or dissolution or other similar corporate transaction or event affects the Common Stock so that an adjustment is deemed appropriate by the Committee. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to unusual or non-recurring events, including those listed above, or in response to changes in applicable laws, regulations, or accounting principles or other circumstances deemed relevant by the Committee.

     ELIGIBILITY. Executive officers and other officers and employees of the Company or any subsidiary, including any such person who may also be a director of the Company, are eligible to be granted Awards under the 1996 EICP. The Committee has not yet determined the number of persons who will be granted awards under the 1996 EICP. No benefits or amounts have been allocated under the 1996 EICP and any such benefits or amounts are not now determinable.

     ADMINISTRATION. The 1996 EICP will be administered by the Committee, each member of which currently must be a "disinterested person" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" for purposes of Code Section 162(m). Subject to the terms and conditions of the 1996 EICP, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares of Common Stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 1996 EICP, and make all other determinations that may be necessary or advisable for the administration of the 1996 EICP.

     STOCK OPTIONS AND SARS. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs") that can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise (or defined "change in control price," if applicable, following a change in control) over the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR is determined by the Committee, but must not be less than the fair market value of a share of Common Stock on the date of grant (except to the extent of in-the-money awards or cash obligations surrendered by the participant at the time of grant). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally is fixed by the Committee, except no option or SAR may have a term exceeding ten years. In the discretion of the Committee, options may be exercised by payment of the exercise price in cash, shares of Common Stock, outstanding Awards, or other property (possibly including notes or obligations to make payment on a deferred basis) having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. SARs granted under the 1996 EICP may include "limited SARs" exercisable for a stated period of time following a "change in control" of the Company, as discussed below.

     RESTRICTED AND DEFERRED STOCK. The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of termination of employment in certain circumstances and/or the failure to meet certain performance requirements, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, including the right to vote the shares of Common Stock and to receive dividends thereon, unless otherwise determined by the Committee. An Award of deferred stock confers upon a participant the right to receive shares of Common Stock, cash or a combination thereof at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of termination of employment in certain circumstances and/or the failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

     DIVIDEND EQUIVALENTS. The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other Awards, or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents may be granted on a free-standing basis or in connection with another Award, will be paid currently or on a deferred basis, and, if deferred, may be deemed to have been reinvested in additional shares of Common Stock, Awards, or other investment vehicles specified by the Committee.

     BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS. The Committee is authorized to grant shares of Common Stock as a bonus, free of restrictions, or to grant shares or other Awards in lieu of Company obligations to pay cash under the 196 EICP or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

     OTHER STOCK-BASED AWARDS. The 1996 EICP authorizes the Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of shares of Common Stock or the value of securities of or the performance of specified subsidiaries. The Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the form and timing of payment of such consideration, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards.

     PERFORMANCE AWARDS, INCLUDING ANNUAL INCENTIVE AWARDS. The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. In addition, the 1996 EICP authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares of Common Stock or other Awards upon achievement of preestablished performance goals during a specified one-year period. Performance awards and annual incentive awards granted to persons the Committee expects will, for the year in which a deduction arises, be among the Named Executive Officers, will, if so intended by the Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Code Section 162(m).

     The performance goals to be achieved as a condition of payment or settlement of a performance award or annual incentive award will consist of (i) one or more business criteria and (ii) a targeted level or levels of performance with respect to each such business criteria. In the case of performance awards intended to meet the requirements of Code Section 162(m), the business criteria used must be one of those specified in the 1996 EICP, although for other awards the Committee may specify any other criteria. The business criteria specified in the 1996 EICP are: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (9) total stockholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or the Standard & Poor's Building Materials Index. In granting annual incentive or performance awards, the Committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals using one or more of the business criteria described above.

     During the first 90 days of a fiscal year or performance period, the Committee will determine who will potentially receive annual incentive or performance awards intended to qualify as "performance-based compensation" for that fiscal year or performance period, either out of a pool or otherwise, as well as other terms and conditions of such awards. After the end of each fiscal year or performance period, the Committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive or performance awards payable to each participant in the pool, and the amount of any potential annual incentive or performance award otherwise payable to a participant. The Committee may, in its discretion, determine that the amount payable as a final annual incentive or performance award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount designated to qualify under Code Section 162(m).

     Subject to the requirements of the 1996 EICP, the Committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.

     OTHER TERMS OF AWARDS. Awards may be settled in the form of cash, shares of Common Stock, other Awards, or other property, in the discretion of the Committee. The Committee may permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of Common Stock, or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 1996 EICP. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 1996 EICP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes.

     Awards under the 1996 EICP are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 1996 EICP, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights.

     ACCELERATION OF VESTING. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a "change in control" of the Company except to the extent otherwise determined by the Committee at the date of grant. In addition, the Committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change in control. Upon the occurrence of a change in control, except to the extent otherwise determined by the Committee at the date of grant, options may at the election of the optionee be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share of Common Stock paid (including extraordinary dividends) in any change in control or liquidation of shares of Common Stock following a sale of substantially all of the assets of the Company, or (ii) the highest fair market value per share of Common Stock (generally based on market prices) at any time during the 60 days before and 60 days after a change in control. Change in control is defined in the 1996 EICP to include a variety of events, including significant changes in the Company's stock ownership of the Company or a significant subsidiary, changes in the Company's board of directors, certain mergers and consolidations of the Company or a significant subsidiary, and the sale or disposition of all or substantially all the consolidated assets of the Company.

     AMENDMENT AND TERMINATION OF THE 1996 EICP. The Board of Directors may amend, alter, suspend, discontinue, or terminate the 1996 EICP or the Committee's authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares of Common Stock are then listed or quoted. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Thus, stockholder approval will not necessarily be required for amendments that might increase the cost of the 1996 EICP or broaden eligibility. Unless earlier terminated by the Board, the 1996 EICP will terminate at such time as no shares remain available for issuance under the 1996 EICP and the Company has no further rights or obligations with respect to outstanding Awards under the 1996 EICP.

     NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code
Section 162(m).

     FEDERAL INCOME TAX IMPLICATIONS OF THE 1996 EICP. The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the 1996 EICP.

     The grant of an option or SAR will create no tax consequences for the participant or the Company. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply).
Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares of Common Stock acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares of Common Stock received.

     Upon a disposition of shares of Common Stock acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares of Common Stock acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares of Common Stock for the ISO holding periods prior to disposition of the shares.

     With respect to Awards granted under the 1996 EICP that result in the payment or issuance of cash or shares of Common Stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares of Common Stock or other property received. Deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

     With respect to Awards involving the issuance of shares of Common Stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares of Common Stock or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares of Common Stock or other property. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

     Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to "excess parachute payments" within the meaning of Code Section 280G and, to such extent, will be non-deductible by the Company and subject to a 20 percent excise tax by the participant.

     The foregoing summary of the federal income tax consequences in respect of the 1996 EICP is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

     Your Board of Directors recommends a vote FOR approval of the 1996 EICP.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
(PROXY ITEM NO. 3)

     The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to ratification by the stockholders at the forthcoming Annual Meeting, the firm of Coopers & Lybrand L.L.P. as independent accountants of the Company for the year 1996. Coopers & Lybrand L.L.P. has acted as the independent accountants of the Company for more than fifty years and, the Company is advised, has had no financial interest, direct or indirect, in the Company or any affiliate thereof, nor, other than providing certain non-audit services, any other connection with the Company during the past three years. Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting to answer appropriate questions from stockholders and will have an opportunity to make a statement to stockholders.

     During 1995, the Company paid Coopers & Lybrand L.L.P. approximately $1,665,000 for audit services, and approximately $230,000 for non-audit services. Audit services rendered in 1995 included services related to recurring audit activities and non-recurring audit activities for debt and equity offerings. Non-audit services consisted primarily of tax consultation.

     Although the submission of this proposal to a vote of the stockholders is not legally required, the Board of Directors believes that such action follows sound corporate practice and is in the best interest of the stockholders, to whom the independent accountants are ultimately responsible. In the event of a negative vote on this proposal by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon, or the termination of the appointment of Coopers & Lybrand L.L.P. during the year by the Board of Directors, management will recommend a different firm of independent accountants for approval by the Board of Directors.

     Your Board of Directors recommends a vote FOR ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company.

                                 OTHER BUSINESS

     Management knows of no business that will be presented for consideration other than the matters described in the Notice of Annual Meeting. If other matters are presented, it is the intention of the persons designated as Proxies to vote in accordance with their judgment on such matters.

                                VOTING PROCEDURES

     The affirmative vote of the holders of a plurality of the shares of the Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is required for the election of each Director nominee. The approval of the 1996 EICP and ratification of the appointment of Coopers & Lybrand L.L.P. may be authorized by a majority of the votes cast in person or by proxy at the Annual Meeting by holders of shares of Common Stock entitled to vote thereon.
On all matters presented to stockholders, votes may be cast in favor or against such matter, or a stockholder may abstain from voting. Abstentions are counted for the purpose of determining the presence of a quorum for the transaction of business. Abstentions are also counted in the tabulation of the total number of shares entitled to vote on matters presented to stockholders, and thus have the effect of a vote against the proposal. Brokers who hold shares in street name for beneficial owners have the authority to vote on certain routine matters, including without limitation, the election of Directors and ratification of the appointment of accountants, when brokers have not received voting instructions from the beneficial owners. As to other matters, brokers may not vote shares held for beneficial owners without specific instructions from such beneficial owners ("broker non-votes"). Broker non-votes are counted for determining the presence of a quorum. Broker non-votes are not counted, however, in the tabulation of the total number of shares entitled to vote on matters presented to stockholders. The inspectors of election appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the Annual Meeting.

                  STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the Company's 1997 Annual Meeting must be received by the Secretary of the Company no later than January 7, 1997. Proposals received after that date may be excluded from the Company's proxy materials. No stockholder proposals have been received by the Secretary of the Company for presentation at the Company's 1996 Annual Meeting.

     By Order of the Board of Directors



     Richard B. Von Wald
     Executive Vice President,
     General Counsel and Secretary


May 6, 1996



A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995, without exhibits, may be obtained by a stockholder of the Company, without charge, by writing to Schuller Corporation, c/o Investor Relations, P. O. Box 5108, Denver, Colorado 80217-5108.

                                                                       EXHIBIT A





- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                              SCHULLER CORPORATION
                   1996 EXECUTIVE INCENTIVE COMPENSATION PLAN
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                              SCHULLER CORPORATION
                   1996 EXECUTIVE INCENTIVE COMPENSATION PLAN
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                                            PAGE

 1.  Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1

 2.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .        1

 3.  Administration. . . . . . . . . . . . . . . . . . . . . . . . . .        4
     (a)  Authority of the Committee . . . . . . . . . . . . . . . . .        4
     (b)  Manner of Exercise of Committee Authority. . . . . . . . . .        4

 4.  Stock Subject to Plan . . . . . . . . . . . . . . . . . . . . . .        5
     (a)  Overall Number of Shares Available for Delivery. . . . . . .        5
     (b)  Application of Limitation to Grants of Awards. . . . . . . .        5
     (c)  Availability of Shares Not Delivered under Awards  . . . . .        5

 5.  Eligibility; Per-Person Award Limitations . . . . . . . . . . . .        6

 6.  Specific Terms of Awards. . . . . . . . . . . . . . . . . . . . .        6
     (a)  General. . . . . . . . . . . . . . . . . . . . . . . . . . .        6
     (b)  Options. . . . . . . . . . . . . . . . . . . . . . . . . . .        6
     (c)  Stock Appreciation Rights. . . . . . . . . . . . . . . . . .        7
     (d)  Restricted Stock . . . . . . . . . . . . . . . . . . . . . .        7
     (e)  Deferred Stock . . . . . . . . . . . . . . . . . . . . . . .        9
     (f)  Bonus Stock and Awards in Lieu of Obligations. . . . . . . .       10
     (g)  Dividend Equivalents . . . . . . . . . . . . . . . . . . . .       10
     (h)  Other Stock-Based Awards . . . . . . . . . . . . . . . . . .       10

 7.  Certain Provisions Applicable to Awards . . . . . . . . . . . . .       10
     (a)  Stand-Alone, Additional, Tandem, and Substitute Awards . . .       10
     (b)  Term of Awards . . . . . . . . . . . . . . . . . . . . . . .       11
     (c)  Form and Timing of Payment under Awards; Deferrals . . . . .       11
     (d)  Exemptions from Section 16(b) Liability. . . . . . . . . . .       11

 8.  Performance and Annual Incentive Awards . . . . . . . . . . . . .       12
     (a)  Performance Conditions . . . . . . . . . . . . . . . . . . .       12
     (b)  Performance Awards Granted to Designated Covered Employees .       12
     (c)  Annual Incentive Awards Granted to Designated Covered
          Employees. . . . . . . . . . . . . . . . . . . . . . . . . .       14
     (d)  Written Determinations . . . . . . . . . . . . . . . . . . .       15
     (e)  Status of Section 8(b) and 8(c) Awards under Code Section
          162(m) . . . . . . . . . . . . . . . . . . . . . . . . . . .       16

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                              SCHULLER CORPORATION
                   1996 EXECUTIVE INCENTIVE COMPENSATION PLAN
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                                            PAGE
 9.  Change in Control . . . . . . . . . . . . . . . . . . . . . . . .        16
     (a)  Effect of "Change in Control". . . . . . . . . . . . . . . .        16
     (b)  Definition of "Change in Control". . . . . . . . . . . . . .        17
     (c)  Definition of "Change in Control Price". . . . . . . . . . .        18

10.  General Provisions. . . . . . . . . . . . . . . . . . . . . . . .        18
     (a)  Compliance with Legal and Other Requirements . . . . . . . .        18
     (b)  Limits on Transferability; Beneficiaries . . . . . . . . . .        19
     (c)  Adjustments. . . . . . . . . . . . . . . . . . . . . . . . .        19
     (d)  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .        20
     (e)  Changes to the Plan and Awards . . . . . . . . . . . . . . .        20
     (f)  Limitation on Rights Conferred under Plan. . . . . . . . . .        21
     (g)  Unfunded Status of Awards; Creation of Trusts. . . . . . . .        21
     (h)  Nonexclusivity of the Plan . . . . . . . . . . . . . . . . .        22
     (i)  Payments in the Event of Forfeitures; Fractional Shares  . .        22
     (j)  Governing Law. . . . . . . . . . . . . . . . . . . . . . . .        22
     (k)  Awards under Preexisting Plan. . . . . . . . . . . . . . . .        22
     (l)  Plan Effective Date and Stockholder Approval . . . . . . . .        22

                              SCHULLER CORPORATION
                   1996 EXECUTIVE INCENTIVE COMPENSATION PLAN


     1. PURPOSE. The purpose of this 1996 Executive Incentive Compensation Plan (the "Plan") is to assist Schuller Corporation, a Delaware corporation (the "Company"), and its subsidiaries in attracting, retaining, and rewarding high-quality executives and other employees, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

          (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

          (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

          (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under
     Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (d) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

          (e)  "Board" means the Company's Board of Directors.

          (f) "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

          (g) "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

          (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (i) "Committee" means a committee designated by the Board to administer the Plan; provided, however, that the Committee shall consist solely of two or more directors, each of whom shall be (i) a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "disinterested persons" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" as defined under Code Section 162(m), unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Code Section 162(m).

          (j) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

          (k)  "Deferred Stock" means a right, granted to a Participant under
     Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

          (l) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

          (m) "Effective Date" means June 7, 1996, the effective date of the Plan.

          (n) "Eligible Person" means each Executive Officer and other officers and employees of the Company or of any subsidiary, including such persons who may also be directors of the Company. The foregoing notwithstanding, no member of the Committee shall be an Eligible Person. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

          (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (p) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

          (q) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

          (r) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code
     Section 422 or any successor provision thereto.

          (s)  "Limited SAR" means a right granted to a Participant under
     Section 6(c) hereof.

          (t) "Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

          (u) "Other Stock Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

          (v) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

          (w)  "Performance Award" means a right, granted to a Participant under
     Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

          (x)  "Person" shall have the meaning ascribed to such term in
     Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

          (y) "Preexisting Plan" means the Manville Corporation Stock Incentive Plan.

          (z)  "Restricted Stock" means Stock granted to a Participant under
     Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

          (aa) "Rule 16b-3" and "Rule 16a-1(c)(3)" mean Rule 16b-3 and
     Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (bb) "Stock" means the Company's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
     Section 10(c) hereof.

          (cc) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

     3.   ADMINISTRATION.

          (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

          (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under
     Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the

     Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d). The Committee may appoint agents to assist it in administering the Plan.

     4.   STOCK SUBJECT TO PLAN.

          (a) OVERALL NUMBER OF SHARES AVAILABLE FOR DELIVERY. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 6,900,000, plus (ii) the number of shares of Stock remaining available under the Preexisting Plan at the effective date of the Plan, plus (iii) shares subject to awards under the Preexisting Plan which become available after the Plan effective date in accordance with
     Section 4(c) hereof. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

          (b) APPLICATION OF LIMITATION TO GRANTS OF AWARDS. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

          (c) AVAILABILITY OF SHARES NOT DELIVERED UNDER AWARDS. Shares of Stock subject to an Award under the Plan or award under a Preexisting Plan that is cancelled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including
     (i) the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and
     (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

     5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than three million shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum cash amount that may be earned under the Plan as a final Annual Incentive Award or other cash annual Award in respect of any fiscal year by any one Participant shall be $4,000,000, and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period by any one Participant shall be $6,000,000.

     6.   SPECIFIC TERMS OF AWARDS.

          (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

          (b) OPTIONS. The Committee is authorized to grant Options to Participants on the following terms and conditions:

               (i) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

               (ii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

               (iii) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

          (c) STOCK APPRECIATION RIGHTS. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

               (i) RIGHT TO PAYMENT. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee.

               (ii) OTHER TERMS. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

          (d) RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

               (i) GRANT AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to
          Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

               (ii) FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

               (iii) CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

               (iv) DIVIDENDS AND SPLITS. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

          (e) DEFERRED STOCK. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

               (i) AWARD AND RESTRICTIONS. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

               (ii) FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

               (iii) DIVIDEND EQUIVALENTS. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

          (f) BONUS STOCK AND AWARDS IN LIEU OF OBLIGATIONS. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

          (g) DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

          (h) OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

     7.   CERTAIN PROVISIONS APPLICABLE TO AWARDS.

          (a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

          (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

          (c) FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

          (d) EXEMPTIONS FROM SECTION 16(b) LIABILITY. It is the intent of the Company that this Plan as currently in effect on the date of adoption comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to
     Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

     8.   PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

          (a) PERFORMANCE CONDITIONS. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

          (b) PERFORMANCE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

               (i) PERFORMANCE GOALS GENERALLY. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

               (ii) BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share;
          (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (9) total stockholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or the Standard & Poor's Building Materials Index. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

               (iii) PERFORMANCE PERIOD; TIMING FOR ESTABLISHING PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

               (iv) PERFORMANCE AWARD POOL. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

               (v) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

          (c) ANNUAL INCENTIVE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

               (i) ANNUAL INCENTIVE AWARD POOL. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with
     Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

               (ii) POTENTIAL ANNUAL INCENTIVE AWARDS. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.
          In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

               (iii) PAYOUT OF ANNUAL INCENTIVE AWARDS. After the end of each fiscal year, the Committee shall determine the amount, if any, of
          (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code
          Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

          (d) WRITTEN DETERMINATIONS. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under
     Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

          (e)  STATUS OF SECTION 8(b) AND SECTION 8(c) AWARDS UNDER CODE
     SECTION 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code

     Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code
     Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     9.   CHANGE IN CONTROL.

          (a) EFFECT OF "CHANGE IN CONTROL." In the event of a "Change in Control," as defined in Section 9(b), the following provisions shall apply unless otherwise provided in the Award agreement:

               (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in
          Section 10(a) hereof;

               (ii) Any optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following a Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and the Company shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option; provided, however, that no optionee who is subject to Section 16 with respect to the Company at the time of the Change in Control shall be entitled to make such an election if the acquisition of the right to make such election would represent a non-exempt purchase under Section 16(b) by such optionee;

               (iii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in
          Section 10(a) hereof; and

               (iv) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

          (b) DEFINITION OF "CHANGE IN CONTROL." A "Change in Control" shall be deemed to have occurred if:

               (i) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange
          Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 30 percent or more of the combined voting power of the Company's or such subsidiary's then outstanding securities; provided, however, that such event shall not constitute a Change in Control unless or until the percentage of such securities owned beneficially, directly or indirectly, by such Person is equal to or more than all such securities owned beneficially, directly or indirectly, by Manville Personal Injury Settlement Trust;

               (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
          (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board; provided, however, that such event shall not constitute a Change in Control unless or until the percentage of voting securities of the Company owned beneficially, directly or indirectly, by Manville Personal Injury Settlement Trust is less than 50 percent of all such outstanding securities;

               (iii) the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a "Significant Subsidiary") with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50 percent of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

               (iv) the stockholders of the Company or any affiliate approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

               (v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

          (c) DEFINITION OF "CHANGE IN CONTROL PRICE." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control under Section 9(b) hereof or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

     10.  GENERAL PROVISIONS.

          (a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

          (b) LIMITS ON TRANSFERABILITY; BENEFICIARIES. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon); provided, however, that, for so long as the Company is relying on Rule 16b-3 as in effect prior to May 1, 1991 for exemptions for Plan transactions, Awards may be granted that are transferable (and thus are not exempted under such version of Rule 16b-3) only on terms that do not preclude other grants of Awards under the Plan that are exempt under such version of Rule 16b-3. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

          (c) ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code
     Section 162(m) and regulations thereunder.

          (d) TAXES. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

          (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

          (f) LIMITATION ON RIGHTS CONFERRED UNDER PLAN. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a subsidiary,
     (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment at any time,
     (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

          (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

          (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

          (i) PAYMENTS IN THE EVENT OF FORFEITURES; FRACTIONAL SHARES. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (j) GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

          (k) AWARDS UNDER PREEXISTING PLAN. Upon approval of the Plan by stockholders of the Company, as required under Section 10(l) hereof, no further Awards shall be granted under any Preexisting Plan.

          (l) PLAN EFFECTIVE DATE AND STOCKHOLDER APPROVAL. The Plan shall become effective on June 7, 1996, subject to approval at the Company's 1996 Annual Meeting of Stockholders, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) and 422, Rule 16b-3 under the Exchange Act, Section 312.03 of the Listed Company Manual of the New York Stock Exchange, Inc., and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained.